UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 26, 2011 (May 23, 2011)
REGENCY ENERGY PARTNERS LP
(Exact name of Registrant as specified in its charter)

Delaware	000-51757	16-1731691
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)
2001 Bryan Street, Suite 3700
Dallas, Texas 75201
(Address of principal executive offices, including zip code)
(214) 750-1771
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 7.01. Regulation FD Disclosure
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-1.1
EX-4.2
EX-4.3
EX-4.4
EX-5.1
EX-5.2
EX-99.1
EX-99.2

Item 1.01. Entry into a Material Definitive Agreement.
Underwriting Agreement
     On May 23, 2011, Regency Energy Partners LP (the “Partnership”), Regency Energy Finance Corp., a wholly owned subsidiary of the Partnership (“Regency Finance” and, together with the Partnership, the “Issuers”), and certain other subsidiaries of the Partnership entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. Incorporated, as representative of the several underwriters named therein, with respect to the public offering (the “Offering”) by the Issuers of $500,000,000 aggregate principal amount of 6 1/2% Senior Notes due 2021 (the “Notes”). The Notes have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Issuers’ Registration Statement on Form S-3 (File No. 333-169901), which became effective upon filing with the Securities and Exchange Commission (the “Commission”) on October 13, 2010, as amended by Post-Effective Amendment No. 1 filed with the Commission on May 23, 2011, and as supplemented by the Prospectus Supplement relating to the Notes filed with the Commission on May 23, 2011.
     The Underwriting Agreement contains customary representations, warranties and agreements by the Issuers, including obligations of the Issuers to indemnify the underwriters for certain liabilities under the Securities Act. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.
6 1/2% Senior Notes due 2021
     On May 26, 2011, the Issuers completed the Offering of the Notes. The Issuers expect to receive net proceeds of approximately $490 million from the Offering, after deducting underwriting discounts and commissions and estimated offering expenses, and intend to use the net proceeds to repay borrowings outstanding under the Partnership’s revolving credit facility.
     The terms of the Notes are governed by an Indenture dated October 27, 2010 (the “Original Indenture”), as supplemented by the Third Supplemental Indenture dated May 26, 2011 (the “Third Supplemental Indenture” and, together with the Original Indenture, the “Indenture”), among the Issuers, the guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee”). Interest on the Notes is payable semi-annually on January 15 and July 15 of each year, commencing January 15, 2012, and the Notes will mature on July 15, 2021.
     The Notes are senior obligations of the Issuers and are guaranteed on a senior basis by all of the Partnership’s existing consolidated subsidiaries (except Regency Finance and Edwards Lime Gathering, LLC). The Notes and guarantees are unsecured and rank equally with all of the Issuers’ and each guarantor’s existing and future unsubordinated obligations, including the Issuers’ existing notes. The Notes are senior in right of payment to any of the Issuers’ and each guarantor’s future obligations that are, by their terms, expressly subordinated in right of payment to the Notes and guarantees. The Notes and guarantees are effectively subordinated to the Issuers’ and each guarantor’s secured obligations, including the Partnership’s revolving credit facility, to the extent of the value of the collateral securing such obligations, and structurally subordinated to all indebtedness and obligations of the Partnership’s subsidiaries that do not guarantee the Notes.
     Prior to July 15, 2014, the Issuers may redeem up to 35% of the aggregate principal amount of the Notes then outstanding using the net cash proceeds of certain qualified equity offerings at a redemption price equal to 106.5% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to the redemption date; provided that (i) at least 65% of the aggregate principal amount of the Notes issued on the date of the Indenture remains outstanding immediately after the occurrence of the redemption and (ii) the redemption occurs within 90 days of the date of the closing of any qualified equity offering. Beginning on July 15 of the years indicated below, the Issuers may redeem all or part of the Notes at the redemption prices (expressed as percentages of the principal amount) set forth below plus accrued but unpaid interest to, but excluding, the applicable redemption date:
2016 at 103.250%
2017 at 102.167%
2018 at 101.083%
2019 and thereafter at 100%

     Upon the occurrence of a Change of Control (as defined in the Indenture) event, which occurrence (other than one involving the adoption of a plan relating to liquidation or dissolution) is followed by a rating decline within 90 days after the consummation of the transaction, the Issuers may be required to offer to purchase the Notes at a purchase price equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest to the redemption date. Additionally, if the Partnership sells certain assets and does not apply the proceeds from the sale in a certain manner, the Issuers must use certain excess proceeds to offer to repurchase the Notes at 100% of the principal amount of the Notes, plus accrued and unpaid interest to the repurchase date.
     The Indenture contains customary events of default (each an “Event of Default”). Under the Indenture, Events of Default include the following:
     (1) default for 30 days in the payment when due of interest on the Notes;
     (2) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the Notes;
     (3) failure by the Partnership or any guarantor to comply with their obligations to make or consummate a change of control offer or asset sale offer or to comply with any of their agreements or covenants relating to merger, consolidation or sale of assets;
     (4) failure by the Partnership for 90 days after notice to comply with its obligations to furnish the holders of Notes and the Trustee certain reports;
     (5) failure by the Partnership or any guarantor to comply with their other covenants or agreements in the Indenture for 60 days after written notice;
     (6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Partnership or any of its restricted subsidiaries (or the payment of which is guaranteed by the Partnership or any of its restricted subsidiaries) whether the indebtedness or guarantee now exists, or is created after the issue date of the Notes, if that default (A) is caused by a failure to pay principal of, or interest or premium, if any, on the indebtedness prior to the expiration of the grace period provided in the indebtedness on the date of the default (a “Payment Default”) or (B) results in the acceleration of the indebtedness prior to its express maturity, and, in each case, the principal amount of any of the indebtedness, together with the principal amount of any other indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more, subject to certain exceptions;
     (7) failure by the Issuers or the Partnership’s restricted subsidiaries to pay final judgments aggregating in excess of $20.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;
     (8) any guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any guarantor denies or disaffirms its obligations under its guarantee; and
     (9) certain events of bankruptcy, insolvency or reorganization of the Issuers or any of the Partnership’s significant subsidiaries or any group of the Partnership’s restricted subsidiaries that, taken together, would constitute a significant subsidiary.
     If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest on all of the Notes will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization with respect to the Issuers or any of the Partnership’s significant subsidiaries or any group of the Partnership’s restricted subsidiaries that, taken together, would constitute a significant subsidiary, occurs and is continuing, all outstanding Notes will become due and payable immediately without further action or notice on the part of the Trustee or any holders of the Notes. Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.
     The foregoing description of the Notes and the Third Supplemental Indenture do not purport to be complete and are qualified in their entirety by reference to the full text of the Third Supplemental Indenture, a copy of which is filed herewith as Exhibit 4.3 and incorporated by reference herein. The description of the Notes is also qualified in its entirety by reference to the full text of the Original ndenture, which is incorporated by reference herein.
Relationships
     In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in those securities and instruments. Those investment and securities activities may involve the Issuers’ securities and instruments. Affiliates of each underwriter (other than Credit Suisse Securities (USA) LLC) are lenders under the Partnership’s revolving credit facility. Additionally, affiliates of Morgan Stanley & Co. Incorporated, RBS Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC serve as agents and joint lead arrangers and joint book managers under the Partnership’s revolving credit facility. An affiliate of Wells Fargo Securities, LLC serves as the trustee under the indenture for the Issuers’ 9 3/8% Senior Notes due 2016 (the “2016 Notes”), and an affiliate of U.S. Bancorp Investments, Inc. serves as trustee under the indenture for the Issuers’ 6 7/8% Senior Notes due 2018 (the “2018 Notes”). Affiliates of RBS Securities Inc. and SunTrust Robinson Humphrey, Inc. are counterparties to some of the Partnership’s interest rate swaps and affiliates of RBS Securities Inc., J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Natixis Bleichroeder LLC and Scotia Capital (USA) Inc. are counterparties under several of the Partnership’s commodity price hedging contracts. Morgan Stanley & Co. Incorporated, RBS Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC have each provided investment banking advisory services to the Partnership in the past and the Partnership anticipates that each of them will do so in the future.
Item 7.01. Regulation FD Disclosure.
     On May 23, 2011, the Partnership issued a press release announcing the launch of the Offering and a press release announcing the pricing of the Notes. A copy of each press release is furnished herewith as Exhibit 99.1 and Exhibit 99.2, respectively, and is incorporated herein by reference.
     The information contained in this Item 7.01 is being furnished and shall not be deemed “filed” with the Commission or otherwise incorporated by reference into any registration statement or other document filed pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Item 8.01. Other Events.
     On May 24, 2011, the Issuers entered into (i) a Second Supplemental Indenture to the Indenture dated as of May 20, 2009 among the Issuers, the guarantors party thereto and Wells Fargo Bank, National Association relating to the 2016 Notes and (ii) a Second Supplemental Indenture to the Original Indenture, as amended and supplemented by the First Supplemental Indenture dated as of October 27, 2010 among the Issuers, the guarantors party thereto and U.S. Bank National Association, relating to the 2018 Notes, in each case, to add new subsidiary guarantors to the 2016 Notes and the 2018 Notes, respectively.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 and Exhibit 99.2 are deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act.

Exhibit Number	Description of the Exhibit
1.1*	Underwriting Agreement dated as of May 23, 2011 among Regency Energy Partners LP, Regency Energy Finance Corp., certain subsidiaries of Regency Energy Partners LP party thereto and Morgan Stanley & Co. Incorporated, as representative of the several underwriters.

4.1	Indenture dated October 27, 2010 among Regency Energy Partners LP, Regency Energy Finance Corp., the guarantors party thereto and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Partnership’s Current Report on Form 8-K filed October 27, 2010).

4.2*	Second Supplemental Indenture dated May 24, 2011 among Regency Energy Partners LP, Regency Energy Finance Corp., the guarantors party thereto and U.S. Bank National Association.

4.3*	Third Supplemental Indenture dated May 26, 2011 among Regency Energy Partners LP, Regency Energy Finance Corp., the guarantors party thereto and U.S. Bank National Association, as trustee (including the form of the Notes).

4.4*	Second Supplemental Indenture dated May 24, 2011 among Regency Energy Partners LP, Regency Energy Finance Corp., the guarantors party thereto and Wells Fargo Bank, National Association.

5.1*	Opinion of Latham & Watkins LLP regarding the legality of the securities.

5.2*	Opinion of Lemle & Kelleher, L.L.P. regarding the legality of the securities.

23.1*	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).

23.2*	Consent of Lemle & Kelleher, L.L.P. (included in Exhibit 5.2 hereto).

99.1*	Press Release dated May 23, 2011 announcing the launch of the Offering.

99.2*	Press Release dated May 23, 2011 announcing the pricing of the Notes.

*	Filed herewith

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regency Energy Partners LP
	By:	Regency GP LP, its general partner

	By:	Regency GP LLC, its general partner

Date: May 26, 2011	By:	/s/ Paul M. Jolas
Paul M. Jolas
Executive Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description of the Exhibit
1.1*	Underwriting Agreement dated as of May 23, 2011 among Regency Energy Partners LP, Regency Energy Finance Corp., certain subsidiaries of Regency Energy Partners LP party thereto and Morgan Stanley & Co. Incorporated, as representative of the several underwriters.

4.1	Indenture dated October 27, 2010 among Regency Energy Partners LP, Regency Energy Finance Corp., the guarantors party thereto and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Partnership’s Current Report on Form 8-K filed October 27, 2010).

4.2*	Second Supplemental Indenture dated May 24, 2011 among Regency Energy Partners LP, Regency Energy Finance Corp., the guarantors party thereto and U.S. Bank National Association.

4.3*	Third Supplemental Indenture dated May 26, 2011 among Regency Energy Partners LP, Regency Energy Finance Corp., the guarantors party thereto and U.S. Bank National Association, as trustee (including the form of the Notes).

4.4*	Second Supplemental Indenture dated May 24, 2011 among Regency Energy Partners LP, Regency Energy Finance Corp., the guarantors party thereto and Wells Fargo Bank, National Association.

5.1*	Opinion of Latham & Watkins LLP regarding the legality of the securities.

5.2*	Opinion of Lemle & Kelleher, L.L.P. regarding the legality of the securities.

23.1*	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).

23.2*	Consent of Lemle & Kelleher, L.L.P. (included in Exhibit 5.2 hereto).

99.1*	Press Release dated May 23, 2011 announcing the launch of the Offering.

99.2*	Press Release dated May 23, 2011 announcing the pricing of the Notes.

*	Filed herewith